Exhibit 10.1

IPC HOLDINGS, LTD. AND SUBSIDIARIES

RESOLUTION OF THE BOARD OF DIRECTORS REGARDING

MEETING ATTENDANCE FEES

The Board of Directors has resolved that the meeting attendance fees for any new committees appointed by the Board will be $1,500 per meeting.